Exhibit 99.28(g)(xi)

TENTH AMENDMENT TO CUSTODIAN AGREEMENT

This TENTH AMENDMENT to the Custodian Agreement (as defined below) is made and effective as of July 22, 2015 (the “Amendment”), by and between OLD WESTBURY FUNDS, INC., a Maryland corporation (the “Fund”), and BESSEMER TRUST COMPANY, a New Jersey state chartered bank (“Bessemer”).

WHEREAS, the Fund and Bessemer are parties to the Custodian Agreement, dated as of October 12, 1993, as amended as of May 2, 2001, September 1, 2004, September 1, 2005, December 6, 2006, July 31, 2008, September 1, 2010, April 27, 2011, November 16, 2011 and June 25, 2014 (the “Custodian Agreement”), pursuant to which Bessemer serves as custodian or co-custodian for certain series of the Fund; and

WHEREAS, the Fund and Bessemer desire to amend the Custodian Agreement solely to reflect the liquidation of Old Westbury Real Return Fund;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.            All references to “Old Westbury Real Return Fund” are hereby deleted.

2.            Appendix A to the Custodian Agreement is hereby deleted and replaced with Appendix A hereto.

3.            The Custodian Agreement, as expressly amended hereby, shall continue in full force and effect.

4.            This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By: /s/ David W. Rossmiller
Name:	David W. Rossmiller
Title:	President

BESSEMER TRUST COMPANY

By: /s/ John G. MacDonald
Name: John G. MacDonald
Title: Managing Director
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APPENDIX A

Old Westbury Fixed Income Fund

Old Westbury Large Cap Strategies Fund

Old Westbury Large Cap Core Fund

Old Westbury Small & Mid Cap Fund

Old Westbury Municipal Bond Fund

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